Exhibit 5

                                                 July 21, 2000


TII Industries, Inc.
1385 Akron Street
Copiague, New York  11726

Gentlemen:

         We have acted as counsel to TII Industries, Inc, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering:

         (a) 1,800,000 shares of the Company's Common Stock, $.01 par value (that class of stock being referred to as the "Common Stock" and those shares of Common Stock being referred to as the "Outstanding Shares"),

         (b) 1,800,000 redeemable stock purchase warrants to purchase 1,800,000 shares of Common Stock (the "Outstanding Warrants"),

         (c) 1,800,000 shares of the Company's Common Stock issuable upon exercise of the Outstanding Warrants (the "Outstanding Warrant Shares"),

         (d) 414,000 placement agent options, each entitling its holder to purchase one share of Common Stock and a redeemable stock purchase warrant to purchase an additional share of Common Stock (the "Placement Agent Options"),

         (e) 414,000 shares of Common Stock issuable upon exercise of the Placement Agent Options (the "Placement Agent Option Shares"),

         (f) 414,000 warrants issuable upon exercise of the Placement Agent Options (the "Placement Agent Option Warrants"), and

         (g) 414,000 shares of Comon Stock issuable upon exercise of the Placement Agent Option Warrants (the "Placement Agent Warrant Shares").

         In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the exhibits to the Registration Statement and all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that:

         (a) the Outstanding Shares are legally issued, fully paid and non-assessable;

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         (b) the Outstanding Warrants are legal, valid and binding obligations of the Company;

         (c) the Outstanding Warrant Shares, when sold, paid for and issued upon exercise of the Outstanding Warrants in accordance with the terms and provisions of the Outstanding Warrants, will be legally issued, fully paid and non-assessable;

         (d) the Placement Agent Options are legal, valid and binding obligations of the Company;

         (e) the Placement Agent Option Shares, when sold, paid for and issued in accordance with the terms and provisions of the Placement Agent Options, will be legally issued, fully paid and non-assessable;

         (f) the Placement Agent Option Warrants, when sold, paid for and issued in accordance with the terms and provisions of the Placement Agent Options, will be legal, valid and binding obligations of the Company; and

         (g) the Placement Agent Warrant Shares, when sold, paid for and issued in accordance with the terms and provisions of the Placement Agent Options, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K promulgated under the Act.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

                                                           Very truly yours,



                                                           /s/ PARKER CHAPIN LLP


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